EXHIBIT (14)(b)


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement (1933 Act File No. ) on Form N-14 of Eaton Vance Municipals Trust of our reports each dated November 3, 2000 for the National Municipals Portfolio and Eaton Vance National Municipals Fund (the "Fund") included in the September 30, 2000 Annual Report to Shareholders of the Fund.

     We also consent to the references to our Firm under the headings "National Fund Financial Highlights" and "Experts" in the Prospectus.


                                             /s/ Deloitte & Touche LLP
                                                 DELOITTE & TOUCHE LLP

June 19, 2001
Boston, Massachusetts